Exhibit 99.1

FOR IMMEDIATE RELEASE

December 5, 2014

SmartStop Self Storage, Inc. Reports Third Quarter 2014 Results

- Same-Store Revenues Increased 7.8%

- Same-Store NOI Increased 14.9%

LADERA RANCH, CA – December 5, 2014 – SmartStop Self Storage, Inc. announced operating results for the three and nine months ended September 30, 2014.

“We ended the third quarter with strong results, driven by continued increases in same-store revenues and net operating income” commented H. Michael Schwartz, CEO of SmartStop Self Storage, Inc. “In addition, we recently completed our self administration and investment management transaction and changed our name. These changes have reduced our cost structure, aligned management more closely with our shareholders and we are now self-administered with more than 300 self storage employees and other professionals. In addition, we have created a unique self storage platform for continued growth through our sponsorship of two non traded self storage REITs.”

Self Administration and Investment Management Transaction:

On September 4, 2014, we entered into a series of transactions, agreements, and amendments to our existing agreements and arrangements (such agreements and amendments hereinafter referred to collectively as the “Self Administration and Investment Management Transaction”), with Strategic Storage Holdings, LLC (“SSH”) and our former advisor, Strategic Storage Advisor, LLC (the “Former Advisor”), pursuant to which, effective as of August 31, 2014, we acquired the self storage advisory, asset management, property management and investment management businesses of SSH. The Former Advisor had been responsible for, among other things, managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf. As a result of the Self Administration and Investment Management Transaction, we are now self-managed, succeed to the advisory, asset management and property management arrangements with two additional REITs, Strategic Storage Trust II, Inc. (“SST II”) and Strategic Storage Growth Trust, Inc. (“SSGT”) and now have the internal capability to originate, structure and manage additional investment products.

Key Highlights for the Three Months Ended September 30, 2014:

•	Increased same-store revenues and net operating income (“NOI”) by 7.8% and 14.9%, respectively, for the three months ended September 30, 2014 compared to the three months ended September 30, 2013. As a result of the Self Administration and Investment Management Transaction, our NOI in September 2014 was favorably impacted due to the effect of eliminating property management fees offset by new expenses associated with the direct oversight of our properties. Excluding such impact, our NOI increase was approximately 12%.

•	Increased same-store average occupancy by approximately 3.3% to 87.8% for the three months ended September 30, 2014 from 84.5% for the three months ended September 30, 2013.

•	Increased same-store annualized rent per occupied square foot by approximately 4.5% to $10.30 for the three months ended September 30, 2014 from $9.86 for the three months ended September 30, 2013.

•	Decreased property operating expenses as a percentage of revenues to 30.9% for the three months ended September 30, 2014 from 34.0% for the three months ended September 30, 2013.

•	Increased IPA Modified Funds From Operations (“MFFO”) by 48% to $8.7 million for the three months ended September 30, 2014 from $5.9 million for the three months ended September 30, 2013.

•	Increased cash flows from operations by 82% to $8.7 million for the three months ended September 30, 2014 from $4.8 million for the three months ended September 30, 2013.

Key Highlights for the Nine Months Ended September 30, 2014:

•	Increased same-store revenues and NOI by 8.0% and 12.8%, respectively, for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013. As a result of the Self Administration and Investment Management Transaction, our NOI in September 2014 was favorably impacted due to the effect of eliminating property management fees offset by new expenses associated with the direct oversight of our properties. Excluding such impact, our NOI increase was approximately 12%.

•	Increased same-store average occupancy by approximately 3.2% to 85.9% for the nine months ended September 30, 2014 from 82.7% for the nine months ended September 30, 2013.

•	Increased same-store annualized rent per occupied square foot by approximately 3.7% to $10.10 for the nine months ended September 30, 2014 from $9.74 for the nine months ended September 30, 2013.

•	Decreased property operating expenses as a percentage of revenues to 32.0% for the nine months ended September 30, 2014 from 34.8% for the nine months ended September 30, 2013.

•	Increased IPA MFFO by 53% to $22.8 million for the nine months ended September 30, 2014 from $15.0 million for the nine months ended September 30, 2013.

•	Increased cash flows from operations by 66% to $23.4 million for the nine months ended September 30, 2014 from $14.1 million for the nine months ended September 30, 2013.

Capital Transactions:

Sale of Hawthorne Property

On July 31, 2014 the Hawthorne property, a net leased industrial property in California, was sold to an unaffiliated third party. We own a 12% interest in Westport LAX LLC, the joint venture that owned the Hawthorne Property. Hawthorne LLC, an affiliate of our former sponsor, owns 78% of Westport LAX LLC, and we had a preferred equity interest in Hawthorne LLC which entitled us to distributions equal to 10% per annum on our investment. The combined carrying value of our investments was approximately $8.4 million and as a result of the sale we received approximately $10.3 million of net proceeds. Our total return on our Westport LAX LLC interest was in excess of 100% and we recorded an equity in earnings – gain related to property sale by unconsolidated entity of approximately $1.9 million for both the three and nine months ended September 30, 2014.

Quarterly Dividend:

Our board of directors declared a distribution for the fourth quarter of 2014 of $0.001917808 per day per share on the outstanding shares of common stock (equivalent to an annual distribution rate of 7% assuming the share was purchased for $10 and approximately 6.5% assuming the share was purchased for $10.79).

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust Inc.):

SmartStop Self Storage, Inc. (SmartStop®) is now a fully integrated, self-administered and self-managed self storage company, owning and/or operating 136 self storage properties in 17 states and Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a private REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the 7th largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit

https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Real estate facilities:
Land	$199,571,928	$194,033,413
Buildings	465,898,634	456,372,075
Site improvements	45,139,378	43,733,299

	710,609,940	694,138,787
Accumulated depreciation	(60,745,212)	(46,432,155)

	649,864,728	647,706,632
Construction in process	5,108,566	776,804

Real estate facilities, net	654,973,294	648,483,436
Cash and cash equivalents	14,678,613	39,603,949
Restricted cash	6,817,065	6,506,112
Investments in unconsolidated entities	7,459,490	8,662,363
Investments in managed REITs	10,723,500	—
Other assets	3,787,745	3,777,167
Deferred financing costs, net of accumulated amortization	5,405,098	5,798,963
Intangible assets, net of accumulated amortization	12,577,012	10,447,513
Trademarks	11,500,000	—
Goodwill	12,705,000	—

Total assets	$740,626,817	$723,279,503

LIABILITIES AND EQUITY
Secured debt	$406,217,778	$391,285,760
Accounts payable and accrued liabilities	16,041,832	9,917,437
Due to affiliates	5,127,862	1,741,518
Distributions payable	3,435,288	3,355,882
Deferred tax liability	330,000	—

Total liabilities	431,152,760	406,300,597
Commitments and contingencies
Equity:
SmartStop Self Storage, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	—
Common Stock, $0.001 par value; 700,000,000 shares authorized; 57,479,516 and 56,136,435 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	57,479	56,136
Additional paid-in capital	490,486,733	487,032,573
Distributions	(136,832,675)	(107,090,016)
Accumulated deficit	(66,009,123)	(69,376,201)
Accumulated other comprehensive loss	(2,150,068)	(1,615,743)

Total SmartStop Self Storage, Inc. equity	285,552,346	309,006,749

Noncontrolling interest in our Operating Partnership	23,842,682	2,289,379
Other noncontrolling interests	79,029	5,682,778

Total noncontrolling interests	23,921,711	7,972,157

Total equity	309,474,057	316,978,906

Total liabilities and equity	$740,626,817	$723,279,503

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Self storage rental revenue	$24,715,929	$20,594,260	$70,700,877	$58,653,335
Ancillary operating revenue	819,331	698,314	2,288,733	1,978,388

Total revenues	25,535,260	21,292,574	72,989,610	60,631,723

Operating expenses:
Property operating expenses	7,879,993	7,235,797	23,367,675	21,096,360
Property operating expenses – affiliates	2,019,120	2,465,677	7,864,670	7,110,819
General and administrative	1,547,096	603,037	3,666,611	2,085,577
Depreciation	4,986,765	4,343,221	14,732,649	12,598,849
Intangible amortization expense	1,372,422	1,728,352	4,440,501	6,419,083
Self administration and investment management transaction expenses	969,983	93,168	1,689,364	146,073
Acquisition expenses – affiliates	107,019	476,656	719,264	583,275
Other acquisition expenses	890	284,087	74,061	414,888

Total operating expenses	18,883,288	17,229,995	56,554,795	50,454,924

Operating income	6,651,972	4,062,579	16,434,815	10,176,799
Other income (expense):
Interest expense	(4,491,139)	(4,754,577)	(13,530,800)	(14,105,571)
Deferred financing amortization expense	(335,951)	(335,962)	(993,208)	(1,077,073)
Equity in earnings of unconsolidated entities	148,078	203,178	539,541	626,013
Equity in earnings - gain related to property sale by unconsolidated entity	1,876,787	—	1,876,787	—
Other	(847,296)	135,494	(915,103)	(426,014)

Net income (loss)	3,002,451	(689,288)	3,412,032	(4,805,846)
Net (income) loss attributable to the noncontrolling interests in our Operating Partnership	(34,766)	4,506	(41,970)	25,249
Net income attributable to other noncontrolling interests	(145)	(8,463)	(2,984)	(28,951)

Net income (loss) attributable to SmartStop Self Storage, Inc.	$2,967,540	$(693,245)	$3,367,078	$(4,809,548)

Net income (loss) per share – basic	$0.05	$(0.01)	$0.06	$(0.10)
Net income (loss) per share – diluted	$0.05	$(0.01)	$0.06	$(0.10)

Weighted average shares outstanding – basic	57,256,783	52,404,653	56,810,214	49,236,315
Weighted average shares outstanding – diluted	57,260,533	52,404,653	56,813,964	49,236,315

SMARTSTOP SELF STORAGE, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Net income (loss) attributable to SmartStop Self Storage, Inc.	$2,967,540	$(693,245)	$3,367,078	$(4,809,548)
Add:
Depreciation	4,876,149	4,161,502	14,436,423	12,185,506
Amortization of intangible assets	1,332,422	1,728,352	4,400,501	6,419,083
Deduct:
Equity in earnings - gain related to property sale by unconsolidated entity	(1,876,787)	—	(1,876,787)	—
Adjustment for noncontrolling interests	(105,361)	(84,465)	(248,135)	(264,189)

FFO	7,193,963	5,112,144	20,079,080	13,530,852
Other Adjustments:
Self administration and investment management transaction expenses	969,983	93,168	1,689,364	146,073
Acquisition expenses	107,909	760,743	793,325	998,163
Amortization of fair value adjustments of secured debt	(29,256)	50,574	(79,379)	141,741
Realized and unrealized (gains) losses on foreign exchange holdings	487,370	(140,286)	402,857	180,157
Adjustment for noncontrolling interests	(51,003)	(15,833)	(66,704)	(42,599)

MFFO	$8,678,966	$5,860,510	$22,818,543	$14,954,387

Non-cash Items Included in Net Income (Loss):

Provided below is additional information related to selected non-cash items included in net income (loss) above, which may be helpful in assessing our operating results:

•	Amortization of deferred financing costs of approximately $0.3 million and $0.3 million, respectively, was recognized as interest expense for the three months ended September 30, 2014 and 2013 and approximately $1.0 million and $1.1 million, respectively, for the nine months ended September 30, 2014 and 2013.

ADDITIONAL INFORMATION REGARDING NOI, FFO AND MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses, self administration and investment management transaction expenses and other non-property related expenses. We believe that net operating income is useful for investors as it provides a measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the operation of the properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, we believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying value, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or MFFO, discussed below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP.

We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenses associated with that process, is a key feature of our business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. Our board of directors is in the process of determining which liquidity event, if any, is in the best interests of us and our stockholders, including, but not limited to, a listing of our shares of common stock on a national securities exchange. We expect to achieve a liquidity event within three years, which is generally comparable to other publicly registered, non-traded REITs. Thus, we may not continuously purchase assets and may have a limited life as a non-traded REIT. The decision whether to engage in any liquidity event is in the sole discretion of our board of directors. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-traded REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not ultimately engage in a liquidity event. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which acquisitions are made and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are making acquisitions and once our assets are in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance now that our offering has been completed and we expect our acquisition activity over the near term to be less vigorous, with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-traded REIT industry. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance now that our offering has been completed and we expect our acquisition activity over the near term to be less vigorous, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which acquisitions are made.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (including self administration and investment management transaction expenses), the amortization of fair value adjustments related to debt, realized and unrealized gains and losses on foreign exchange holdings and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the periods presented. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. Acquisition fees and expenses include payments to our Former Advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price, these fees and expenses and other costs. In the future, if we are not able to raise additional proceeds from our distribution reinvestment plan offering or other potential offerings, this could result in us paying acquisition fees or acquisition expenses with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life as a non-traded REIT, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of its acquisitions. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.